INTERNATIONAL BON VOYAGE, INC.

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 6th day of March, 1998, by and among the shareholders of UNIVERSAL BEVERAGES, INC., a Florida corporation, listed on the signature pages hereto ("Sellers"), and INTERNATIONAL BON VOYAGE, INC., a Florida corporation, t/b/k/a UNIVERSAL BEVERAGES HOLDINGS CORP. ("Purchaser").

                                    RECITALS:

         The Purchaser wishes to buy, and the Sellers wish to sell, subject to the provisions of this Agreement, 1,724,999 shares of common stock of Universal Beverages, Inc. (the "Company"), which represents all of the outstanding capital stock of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties agree as follows:

         1. Sales of Share . The Purchaser agrees to acquire from the Sellers and the Sellers agree io sell to the Purchaser, on the date hereof, an aggregate of 1,724,999 shares of common stock of the Company (the "Company Shares") in exchange for an aggregate of 1,724,999 shares of newly issued common stock of the Purchaser (the "UBH Shares"), representing 83.94% of the outstanding common stock of the Purchaser.

         2. Closing. The closing of the sale of the Company Shares shall be held on the date hereof (the "Closing").

                  2.1 Deliveries by the Sellers. At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser:

                           (a) certificates representing the Company Shares duly
endorsed for transfer and conveyance to the Purchaser;

                           (b) the corporate records, including the charter
documents, minutes of meetings and actions of the board of directors and minutes of meetings and actions of the stockholders, the corporate seal and all books of accounts of the Company.

                  2.2 Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Company:

                           (a) certificates representing the UBH Shares in such
names and denominations as requested by the Sellers;

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

                           (b) a corporate resolution of the Board of Directors
of the Purchaser approving the transactions contemplated by this Agreement;

                           (c) employment agreements, executed by the Purchaser,
between the Purchaser and each of Cydelle Mendius, Marsha Flaige and Jonathon 0. Moore, for three-year terms;

                           (d) stock option agreements between the Company and
each of the following persons granting them stock options in the amounts and in the years noted below:

                                    (i) Cydelle Mendius to be granted options
for 200,000 shares of common stock of UBH Shares, of which options for 100,000 shares vest immediately and expire not earlier than 5 years from the date hereof, at an exercise price per share not to exceed fair market value on the date of vesting, and 100,000 shares vest January 1, 1999 and expire not earlier than 5 years from the date of vesting, at an exercise price per share not to exceed fair market value on the date of vesting.

                                    (ii) Jonathon 0. Moore to be granted options
for 200,000 shares of common stock of UBH Shares, of which options for 100,000 shares vest immediately and expire not earlier than 5 years from the date hereof, at an exercise price per share not to exceed fair market value, and 100,000 shares vest on January 1, 1999 and expire not earlier than 5 years from date of vesting, at an exercise price per share not to exceed fair market value.

                                    (iii) Jay D. Marsh to be granted options for
50,000 shares of common stock of UBH Shares, vesting immediately and expiring not earlier than 5 years from the date hereof, at an exercise price per share not to exceed fair market value.

                                    (iv) Jack Cooney to be granted options for
50,000 shares of common stock of UBH Shares, vesting immediately and expiring not earlier than 5 years from the date hereof, at an exercise price per share not to exceed fair market value.

                                    (v) Marsha Flaige to be granted options for
50,000 shares of common stock of UBH Shares, vesting immediately and expiring not earlier than 5 years from the date hereof, at an exercise price per share not to exceed fair market value.

                           (e) appropriate executed documents to be filed with
the Florida Department of State changing the name of the Purchaser to Universal Beverages Holdings Corp.; and

                           (f) an agreement executed by the principal
shareholder of Purchaser agreeing to vote his shares in favor of the election of Sellers' four nominees to the Purchaser's board of directors and an agreement not to increase the size of Purchaser's board of directors without the consent of the holders of a majority of the Purchaser's shares held by Sellers.

         3. Representations and Warranties of the Seller. The Sellers hereby represent and warrant to the Purchaser as follows:

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

                  3.1      Organization, Qualification.
                           ---------------------------

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Florida. The Company has all requisite corporate power and authority to carry on business as now being conducted. The Company has no assets, offices or operations located in any place other than within the State of Florida.

                           (b) The Sellers have delivered to the Purchaser
complete and accurate copies of the Company's Articles of Incorporation and Bylaws, each as amended to date, minutes of all its directors' and shareholders' meetings, and a shareholder list correctly setting forth the record ownership as of the date of this Agreement of all outstanding shares and all outstanding rights to purchase or convert into shares of the stock of the Company.

                  3.2 Capitalization. As of the Closing date, the Company shall have authorized capital stock of 100,000,000 shares of common stock, $0.01 par value, of which shares will be issued and outstanding. All such outstanding shares of capital stock have been duly authorized, and such outstanding shares are validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. As of the Closing date, there will be no outstanding rights, war-rants, options, agreements or commitments giving anyone any right to require the Company to sell or issue any capital stock or other securities.

                  3.3 Authority to Enter into Agreement. The Sellers have full power to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Sellers. This Agreement constitutes the valid and binding agreement of the Sellers, enforceable against the Sellers in accordance with its terms except to the extent such enforceability may be limited by applicable bankruptcy, creditors' rights or similar laws.

                  3.4 Approvals; No Violation. There is no requirement applicable to the Sellers to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by the Sellers of the transactions contemplated by this Agreement, Neither the execution and delivery of this Agreement by the Sellers nor the consummation by the Sellers of the transactions contemplated by this Agreement will conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Sellers or any contact, instrument or obligation to which any of the Sellers is a party or by which the Sellers or any of their respective assets are bound.

                  3.5 Ownership of Company Shares. The Sellers own the Company Shares beneficially and of record free and clear of all liens, charges, claims, encumbrances, pledges, security interests, liabilities, debts or other defects in title of any kind or nature.

         4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Sellers as follows:

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

                  4.1      Organization, Qualification.
                           ---------------------------

                           (a) The Purchaser is a corporation duly organized,
validly existing and in good standing under the laws of the State of Florida. the Purchaser has all requisite corporate power and authority to carry on its business as now being conducted. The Purchaser has no assets, offices or operations located in any place other than within the State of Florida.

                           (b) The Purchaser has delivered to the Sellers
complete and accurate copies of its Articles of Incorporation and Bylaws, each as amended to date, minutes of all its directors' and shareholders' meetings, and a shareholder list correctly setting forth the record ownership as of the date of this Agreement of all outstanding shares and all outstanding rights to purchase or convert into shares of the stock of the Company.

                  4.2 Capitalization. As of the Closing date, the Purchaser shall have authorized capital stock of 30,000,000 shares of common stock, $.01 par value, of which 1,724,999 shares will be issued and outstanding as of such date. All such outstanding shares and the UBH Shares of capital stock to be issued at Closing, have been duly authorized, and such outstanding shares are and, upon issuance, the UBH Shares will be, validly issued, fully paid and nonassessable and are not and will not be subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Purchaser or any agreement to which the Purchaser is a party or by which it is bound. Except as set forth in Section 2, as of the Closing date, there will be no outstanding rights, warrants, options, agreements or commitments giving anyone any right to require the Purchaser to sell or issue any capital stock or other securities.

                  4.3 Authority to Enter into Agreement. The Purchaser has full corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary for the Purchaser to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser. This Agreement constitutes the valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms except to the extent such enforceability may be limited by applicable bankruptcy, creditors' rights or similar laws.

                  4.4 Approvals: No Violation. There is no requirement applicable to the Purchaser to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by the Purchaser of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated by this Agreement will conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Purchaser or any contract, instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its assets are bound.

         5.       Opinions of Counsel.   At or before the Closing:
                  -------------------

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


                  5.1 Purchasers shall have received an opinion of counsel for the Company, dated as of the Closing, to the effect that:

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Florida, and has the corporate power and authority to own its properties and to carry on its business as now being conducted. To the knowledge of such counsel, the Company is duly qualified and in good standing as a foreign corporation in each state in which it does business, except where the failure to so qualify would not have a materially adverse effect on its business or assets, and

                           (b) No consents, authorizations or approvals, whether
of the Company (other than the approvals provided for herein), governmental agencies or instrumentalities or otherwise, are necessary in order to enable the Company to enter into and perform this Agreement. This Agreement constitutes legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally or by principles governing the availability of equitable remedies; and

                           (c) 50,000 shares of the common stock of the Company
held by unaffiliated shareholders are freely tradable under Section 4 and under Rule 144 of the Securities Act of 1933.

         6. Brokers and Finders. Neither the Sellers nor the Purchaser has employed any broker or finder in connection with the transactions contemplated hereby, nor has incurred any liability for any brokerage or finders' fees or commissions in connection with the transactions contemplated hereby Both the Purchaser and the Sellers each hold the other harmless from any obligation for the payment of any finders fees or commissions in connection with the transactions contemplated by this Agreement as a result of any action of the other party.

         7. Disclosure. Neither this Agreement nor any certificate, schedule, exhibit or document furnished to the Sellers by or on behalf of the Purchaser or furnished to the Purchaser by or on behalf of the Sellers in connection with this Agreement and the transactions contemplated hereby contains any material untrue statement of fact or omits any material required to be stated in order to make the statements contained herein and therein not misleading.

         8. Survival of Representations and Warranties. All representations and warranties made by either the Sellers or the Purchaser herein or contained in any certificate, schedule or exhibit furnished pursuant hereto shall survive the Closing hereunder.

         9. Publicity. Except as required by law, by the regulations of the Securities Exchange Commission, the National Association of Securities Dealers, Inc., or order of court, none of the parties hereto shall issue any press release or make any other public statement or disclosure, relating to or connected with this Agreement or the matters contemplated herein without obtaining the prior approval of Purchaser to the contents and manner of presentation and publication thereof.

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


         10. Notices. All notices, requests, demands, and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by reliable overnight courier, or by registered or certified mail, postage prepaid as follows:

          (a)      If to the Purchaser:      Isabel J. Cantera
                                             International Bon Voyage, Inc.
                                             7695 S.W. 104th Street, Suite 210
                                             Miami, Florida 33156

                   With a copy to:           Eric P. Littman, Esq,
                                             7695 S.W. 104th Street, Suite 210
                                             Miami, Florida 33156

          (b)      If to the Sellers:        Mr. Jonathan Moore
                                             Universal Beverages, Inc.
                                             7563 Philips Highway, Suite 110
                                             Jacksonville, Florida 32256

                   With a copy to:           Stewart A. Merkin, Esq.
                                             Merkin & Iglesas, P.A.
                                             444 Brickell Avenue, Suite 300
                                             Miami, Florida 33131

                  Notice given by mail as set forth above shall be deemed delivered at the time and on the date the same is postmarked.

         11.      Miscellaneous.
                  -------------

                  11.1 Other Documents. The Sellers and the Purchaser shall, at any time after the Closing upon the request of the other party, execute and deliver to the other party such documents or instruments of conveyance, license or assignment or take such other action as is reasonably necessary to complete the transfer of the Company Shares or the UBH Shares, as the case may be, or ocher transactions contemplated by this Agreement or to perfect the interest of the Sellers or the Purchaser therein. Further, the parties agree to take all actions and file such documents required to comply with Florida law, including the filing of any notices.

                  11.2 Costs. Each party hereto shall bear the costs of their respective counsel and all other legal fees and costs related thereto.

                  11.3 Invalidity, Modification and Waiver. If any provision of this Agreement shall be held to be invalid or void, the remaining provisions shall nevertheless remain in effect. No provision of this Agreement may be modified and the performance or observance thereof may not be waived except by written agreement of the parties affected thereby. No waiver of any violation

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

or nonperformance of any provision of this Agreement shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other provision of this Agreement.

                  11.4 Disputes, Choice of Law. This Agreement, the performance of the parties hereunder and any disputes related hereto shall be governed by the laws of the state of Florida and subject to the exclusive jurisdiction of the state and federal courts located in Miami-Dade County, Florida. If either party shall initiate a legal proceeding to enforce its fights hereunder, the prevailing party in such legal proceedings shall be entitled to recover from the other party all costs, expenses arid reasonable attorney's fees incurred in connection with such proceedings.

                  11.5 Entire Agreement. This Agreement is and represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous discussions or agreements related thereto.

                  11.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be originals and together shall constitute a single agreement,

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representative as of the date first written above.

                                          PURCHASER:

                                          INTERNATIONAL BON VOYAGE, INC.,
                                          t/b/k/a UNIVERSAL BEVERAGES
                                          HOLDINGS CORP.

                                          By:      /s/ Isabula J. Lantera
                                             ----------------------------
                                                   Isabula J. Lantera, President

                                          By:      /s/ Isabula J. Lantera
                                             ----------------------------
                                                   Isabula J. Lantera, Secretary

                                          SELLERS:

                                          /s/ Lydelle Mendias
                                          --------------------------
                                          Cydelle Mendius

                                          /s/ Jay D. Marsh
                                          --------------------------
                                          Jay D. Marsh

                                          /s/ Earl T. Smith
                                          --------------------------
                                          Earl T. Smith

                                          /s/ Gary L. Pridgen
                                          --------------------------
                                          Gary L. Pridgen

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                                          /s/ Jack Cooney
                                          --------------------------
                                          Jack Cooney

                                          Bridge Bank Ltd.

                                          By: /s/ Victor Klingelhofer
                                             --------------------------
                                          Name:


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